UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Concert Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36310	20-4839882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, Suite 3000N Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 860-0045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CNCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

The information under Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On May 23, 2022, Concert Pharmaceuticals, Inc. (the “Company”) announced positive topline results from its recently completed Phase 3 clinical trial, THRIVE-AA1, evaluating its oral investigational medicine CTP-543 in adult patients with moderate to severe alopecia areata, an autoimmune disorder that results in patchy or complete scalp hair loss. The primary efficacy endpoint for THRIVE-AA1 was the percentage of patients achieving an absolute Severity of Alopecia Tool (“SALT”) score of 20 or less at Week 24 of treatment, which was met with statistical significance in both the 8 mg twice-daily and 12 mg twice-daily dose groups relative to placebo. Treatment with CTP-543 was generally well tolerated.

The key secondary endpoints were the percentage of responders on a Hair Satisfaction Patient Reported Outcome scale at Week 24 and the percentage of patients achieving absolute SALT scores of 20 or less at each of Weeks 20, 16, 12 and 8. All key secondary endpoints were met with statistical significance in both dose groups.

Patients enrolled in THRIVE-AA1 were required to have at least 50 percent scalp hair loss due to alopecia areata, as measured by SALT. A SALT score of 100 represents total scalp hair loss whereas a score of 0 represents no scalp hair loss. The average baseline SALT score across all patients was approximately 85.9 (corresponding to less than 15% average scalp hair coverage).

A statistically significant proportion of patients treated with either 8 mg twice-daily or 12 mg twice-daily of CTP-543 experienced greater scalp regrowth compared to placebo. The proportion of patients achieving a SALT score of 20 or less (meaning that 80 percent or more scalp hair coverage was achieved) was 41.5 percent in the 12 mg twice-daily dose group and 29.6 percent in the 8 mg twice-daily dose group, compared to 0.8 percent of patients in the placebo group, at the 24-week endpoint. The treatment difference for both dose groups of CTP-543 relative to placebo was statistically significant (p<0.0001).

The safety profile seen with CTP-543 in THRIVE-AA1 was consistent with previous studies. The most common (≥5%) side effects in any dose group were headache, acne, upper respiratory infection, increased creatine kinase levels, COVID-19 infection and nasopharyngitis. Upper respiratory infections were greater in the placebo group than in either of the CTP-543 dose groups. No pulmonary embolisms or deep vein thromboses were observed in the trial. One patient treated with the 8 mg twice-daily dose and one patient treated with the 12 mg twice-daily dose developed herpes zoster (shingles). Serious adverse events were reported in nine patients, with only one patient (in the 8 mg twice-daily dose group) having events (2) that were assessed as possibly related to treatment. Four patients who reported serious adverse events were in the placebo group.

The Company expects to submit the full results from this study for future scientific publication and presentation. These data, along with data from THRIVE-AA2, a second Phase 3 clinical trial, are intended to form the basis of a New Drug Application planned to be submitted to the U.S. Food and Drug Administration in the first half of 2023, assuming positive results from THRIVE-AA2. Topline data from THRIVE-AA2 are expected in the third quarter of 2022.

On May 23, 2022, the Company posted on its website the corporate presentation that is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, including, among others, statements about the Company’s expectations regarding the development of CTP-543, the potential for CTP-543 to be a best-in-class treatment for the treatment of alopecia areata, the timing of availability of clinical trial data and the timing of regulatory filings, including a New Drug Application for CTP-543, and any other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation, timing and design of future clinical trials, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, expectations with respect to the protection of the Company’s intellectual property afforded by its patents and other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaim any obligation to update any forward-looking statements included in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Corporate slide presentation dated May 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCERT PHARMACEUTICALS, INC.

Date: May 23, 2022	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Chief Legal Officer